Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	December 7, 2007
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES SHARE REPURCHASE AUTHORIZATION

KING OF PRUSSIA, PA — Universal Health Services, Inc. (NYSE:UHS) announced today that its Board of Directors authorized an additional 5 million share repurchase program to supplement the 1.1 million shares remaining under previously announced authorizations. Pursuant to the stock repurchase program, the Company, from time to time as conditions allow, may purchase shares on the open market or in negotiated private transactions.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our website:

www.uhsinc.com.

Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements, even if the Company’s assessment of these risks and uncertainties changes.

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